[LETTERHEAD OF MINTZ & FRAADE, P.C.]

                                           May 10, 2001

Chell Group Corporation
14 Meteor Drive
Toronto, Ontario, M9W 1A4

                                           Re: Chell Group Corporation
Gentlemen:

      Our firm is counsel for Chell Group Corporation, a New York corporation (the "Company"), with respect to the registration statement on Form S-1 (the "Registration Statement"), which was filed by the Company with the Securities and Exchange Commission for the purpose of registering 8,112,053 shares (the "Shares") of Common Stock, par value $.0467 per share, of the Company under the Securities Act of 1933, as amended (the "Act"). We have not taken part in any aspect of the Offering. Our engagement with respect to the Offering is limited solely to the rendering of this opinion.

      In connection with rendering this opinion we have examined originals or copies of the following documents, instruments and agreements (collectively the "Documents"):

                  a) the Articles of Incorporation of the Company, and any amendments, as filed with the State of New York; and

                  b) the By-Laws of the Company.

      In our examination, we have assumed, without investigation, the authenticity of the Documents, the genuineness of all signatures to the Documents, the legal capacity of all persons who executed the Documents, the due authorization and valid execution by all parties to the Documents, that the Agreement constitutes a valid and legally binding agreement and obligation of all parties thereto, the authenticity of all Documents submitted to us as originals, and that such Documents are free from any form of fraud, misrepresentation, duress or criminal activity, and the conformity of the originals of the Documents which were submitted to us as copies.

      Solely for purposes of this opinion, you should assume that our investigation was and will be limited exclusively to those items which are specifically set forth in this opinion and that no further investigation has been or will be undertaken and that we have only reviewed and will only review the Documents which are specifically designated in this opinion.

      In rendering this opinion, we have assumed the legal competency of all parties to the Documents and the due authorization, valid execution, delivery and acceptance of all Documents by all parties thereto.

      No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Registration Statement or any portion thereof.

      Based upon the foregoing and in reliance thereof, it is our opinion that, subject to the limitations set forth herein, the Shares to be issued will be duly and validly authorized, legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement.

      The Securities and Exchange Commission (the "SEC") or any state regulatory authority could disagree with our opinion. Moreover, no assurance can be given that there will not be a change in existing law or that the SEC or any state regulatory authority will not alter its present views either prospectively or retroactively or adopt new views with respect to any matters which are summarized above and those matters upon which we have rendered our opinion.

      The opinions set forth herein are limited to the laws of the State of New York, and the federal laws of the United States, and we express no opinion on the effect on the matters covered by this opinion of the laws of any other jurisdiction.

      This opinion is rendered solely for the benefit of you in connection with the transaction described herein and may not be delivered to or relied upon by any other person without our prior written consent.

      We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                                 Very truly yours,

                                                 Mintz & Fraade, P.C.


                                                 By: /s/ Alan P. Fraade
                                                     ------------------
                                                         Alan P. Fraade


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